UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 4, 2022
EOS ENERGY ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39291	84-4290188
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3920 Park Avenue
Edison, New Jersey 08820
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (732) 225-8400
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	EOSE	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of common stock	EOSEW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
Senior Secured Term Loan Credit Agreement
As previously disclosed, on July 29, 2022 (the “Closing Date”), Eos Energy Enterprises, Inc., a Delaware corporation (the “Company”), entered into a Senior Secured Term Loan Credit Agreement (the “Credit Agreement”) with ACP Post Oak Credit I LLC, as lender, administrative agent and collateral agent (“Atlas”), and the lenders from time to time party thereto (collectively with Atlas, the “Lenders”). The Credit Agreement provides for an $85.1 million term loan (the “Term Loan”), the entirety of which was funded on the Closing Date. The Credit Agreement also permits the Company to make a one-time request for an additional commitment of up to $14.9 million, with funding of such commitment in the sole discretion of the Lenders, under certain circumstances and under the same terms as the Term Loan.
On August 4, 2022, the Company entered into a Commitment Increase Agreement (the “Commitment Increase Agreement”) by and among the Company, each subsidiary of the Company, as guarantors, and the Lenders. Pursuant to the Commitment Increase Agreement, the Company requested and the Lenders agreed to fund, an additional commitment of $9.6 million under the Credit Agreement. The additional commitment was funded on August 4, 2022, and the terms of the additional commitment are consistent with the Term Loan.
The information set forth in Item 1.01 of the Company’s Current Report on Form 8-K filed on August 1, 2022, which provides a description of the Credit Agreement and other material terms of the additional commitment, is incorporated by reference herein.
The foregoing is a summary description of certain terms of the Commitment Increase Agreement. For a full description of all terms, please refer to the copy of the Commitment Increase Agreement that is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Sales Agreement
On August 5, 2022, the Company entered into a Sales Agreement (the “Sales Agreement”) with Cowen and Company, LLC (“Cowen”), with respect to an at-the-market offering program under which the Company may offer and sell, from time to time at its sole discretion, shares of its common stock, par value $0.0001 per share (the “Common Stock”), having an aggregate offering price of up to $100,000,000 (the “Placement Shares”) through Cowen as its sales agent and/or principal.
Under the Sales Agreement, the Company will set the parameters for the sale of the Placement Shares, including the number of Placement Shares to be issued, the time period during which sales are requested to be made, limitations on the number of Placement Shares that may be sold in any one trading day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Sales Agreement, Cowen may sell the Placement Shares by methods deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, including sales made through The Nasdaq Capital Market (“Nasdaq”), on any other existing trading market for the Common Stock. In conducting such sales activities, Cowen will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of Nasdaq. The Company will pay Cowen a commission equal to 3.0% of the gross sales proceeds of any Placement Shares sold through Cowen under the Sales Agreement, and has provided Cowen with customary indemnification and contribution rights. The Company will also reimburse Cowen for certain expenses incurred in connection with the Sales Agreement. The Sales Agreement will terminate upon the earlier of (i) the sale of all Placement Shares subject to the Sales Agreement or (ii) termination of the Sales Agreement in accordance with the terms and conditions set forth therein.
The Company is not obligated to sell, and Cowen is not obligated to buy or sell, any Placement Shares under the Sales Agreement. No assurance can be given that the Company will sell any Placement Shares under the Sales Agreement, or, if it does, as to the price or amount of the Placement Shares that it sells or the dates when such sales will take place.
Any Shares to be offered and sold under the Sales Agreement will be issued and sold pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-263298), which was filed with the Securities and Exchange Commission (“SEC”) on March 4, 2022 and which became effective on April 25, 2022 (the “Registration Statement”). The Company intends to file a prospectus supplement with the SEC on August 5, 2022 in connection with the offer and sale of the Shares pursuant to the Sales Agreement.
The foregoing is a summary description of certain terms of the Sales Agreement. For a full description of all terms, please refer to the copy of the Sales Agreement that is filed herewith as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any shares of Common Stock, nor shall there be any sale of shares of Common Stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in the section titled “Senior Secured Term Loan Credit Agreement” under Item 1.01 of this Current Report on Form 8-K related to the Commitment Increase Agreement is incorporated by reference herein.
Item 7.01 Regulation FD Disclosure.
On August 5, 2022, the Company issued a press release announcing that the Company had received an additional commitment from the Lenders pursuant to the Credit Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated by reference herein.
The information included under Item 7.01 (including Exhibit 99.1) is furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing.
Item 8.01 Other Events.
A copy of the opinion of Davis Polk & Wardwell LLP relating to the validity of the shares of Common Stock that may be sold pursuant to the Sales Agreement is filed herewith as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statement and Exhibits.
(d) Exhibits

Exhibit Number	Description of Document

5.1	Opinion of Davis Polk & Wardwell LLP
10.1
Commitment Increase Agreement, dated as of August 4, 2022, by and among Eos Energy Enterprises, Inc., the guarantors party thereto, ACP Post Oak Credit I LLC, as administrative agent and lender, and certain other lenders party thereto

10.2	Sales Agreement, dated August 5, 2022, by and between Eos Energy Enterprises, Inc. and Cowen and Company, LLC
23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)
99.1	Press release, dated August 5, 2022 (furnished pursuant to Item 7.01)
104	Cover page of this Current Report on Form 8-K formatted in Inline XBRL

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EOS ENERGY ENTERPRISES, INC.

Dated: August 5, 2022	By:	/s/ Randall Gonzales
		Name:	Randall Gonzales
		Title:	Chief Financial Officer
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